aMENDMENT NO. 2 TO ADMINISTRATION, BOOKKEEPING AND PRICING SERVICES AGREEMENT

This Amendment No. 2 to the Administration, Bookkeeping and Pricing Services Agreement dated as of August 22, 2018 (the "Amendment #2"), by and between Resource Credit Income Fund (the "Fund"), organized as a Delaware statutory trust, and ALPS Fund Services, Inc. ("ALPS"), a Colorado corporation.

WHEREAS, the Fund and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement dated March 31, 2015, as amended (the “Agreement”); and

WHEREAS, the Fund and ALPS wish to amend the Agreement in certain respects as more fully set forth below effective as of the date of this Amendment #2s; and

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment #2, APPENDIX B (SERVICES) of the Agreement is deleted in its entirety and replaced with the APPENDIX B (SERVICES) attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment #2 as of the day and year first above written.

RESOURCE CREDIT INCOME FUND

By:	/s/ Lawrence S. Block
Name:	Lawrence S. Block
Title:	Senior Vice President & CCO

ALPS FUND SERVICES, INC.

By:	/s/ Jeremy O. May
Name:	Jeremy O. May
Title:	President

APPENDIX B

SERVICES

Fund Administration

•	Prepare annual and semi-annual financial statements
o	Utilizing templates for standard layout and printing
•	Prepare Forms N-CSR, N-Q and 24f-2
•	Prepare Form N-CEN
•	Host annual audits
•	Provide daily investment restriction compliance monitoring support and reporting
•	Calculate monthly SEC standardized total return performance figures
•	Prepare required reports for quarterly Board meetings
•	Monitor expense ratios
•	Maintain budget vs. actual expenses
•	Manage fund invoice approval and bill payment process
•	Maintain and coordinate Blue Sky registration
•	Assist with placement of Fidelity Bond and E&O insurance
•	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

•	Calculate daily NAVs
•	Transmit daily NAVs to NASDAQ, Transfer Agent and other third parties
•	Compute yields, expense ratios, portfolio turnover rates, etc.
•	Reconcile cash and investment balances with the custodian
•	Support preparation of financial statements
•	Prepare required Fund Accounting records in accordance with the 1940 Act
•	Apply security valuations as directed and determined by the Fund consistent with the Fund’s pricing and valuation policies

Legal Administration

•	Coordinate review and filing of annual update to prospectus and statement of additional information
o	Coordinate with printer standard layout and printing of Prospectus
•	Coordinate, review and filing of Forms N-CEN, N-CSR, N-Q and N-PX
•	Assist in preparation, and distribution of quarterly board materials
•	Attend quarterly board meetings and prepare initial draft of minutes
•	Coordinate the preparation and filing of quarterly repurchase or tender offers
•	Prepare minutes for monthly fair value committee meetings

Tax Administration

•	Calculate dividend and capital gain distribution rates
•	Prepare ROCSOP and required tax designations for Annual Report
•	Prepare and coordinate filing of income and excise tax returns*

o	Audit firm to sign all returns as paid preparer
•	Calculate/monitor book-to-tax differences
•	Provide quarterly Subchapter M compliance monitoring and reporting
•	Provide tax re-allocation data for shareholder 1099 reporting

*	The Trust's independent auditors provide review & sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. In the event the independent auditors require ALPS to perform a foreign capital gain analysis, ALPS reserves the right to charge the Trust for the foreign capital gain analysis, subject to an agreement by ALPS and Trust management. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the Trust.

Revision to, or addition of new services to the services listed above (including but not limited to new or revised services related to regulatory changes or special projects) shall be subject to additional fees as determined by ALPS.